Exhibit 99.1
INFINITY REPORTS 2007 OPERATING RESULTS
DENVER, Colorado (April 1, 2008) – Infinity Energy Resources, Inc. (NASDAQ Global Market: IFNY) (the “Company”), an independent oil and gas exploration and development company, today reported its operating results for the year ended December 31, 2007. The Company will host an investor conference call to discuss these results at 11:00 a.m. Eastern Time today, Tuesday, April 1, 2008 (see details below).
On March 31, 2008, the Company filed its Annual Report on Form 10-K for the twelve months ended December 31, 2007. It is recommended that interested parties consult the Form 10-K report for additional information on the Company’s 2007 operating results and financial condition. A brief summary of operating results for the year ended December 31, 2007 is provided below.
Financial and Operations Review
For the twelve months ended December 31, 2007, revenues approximated $9.4 million, compared with approximately $12.3 million in the previous year. An operating loss of $33.0 million was recorded in 2007, compared with an operating loss of $42.5 million in 2006. The Company reported a net loss from continuing operations of $30.9 million, or $1.73 per share, for the year ended December 31, 2007, versus a net loss from continuing operations of $58.8 million, or $3.90 per share, in the year ended December 31, 2006. Net income in the years 2007 and 2006 benefited from $3.8 million and $14.7 million, respectively, of income related to changes in derivative values. In 2007, the Company reported a $27.3 million ceiling write-down of oil and gas properties. In 2006, the Company reported a $37.8 million ceiling write-down of oil and gas properties and a $27.2 million charge related to the early extinguishment of debt.
EBITDA (earnings from continuing operations before interest, income taxes, depreciation, depletion, amortization and accretion expenses, gains and losses on the sale of assets, expense related to the early extinguishment of debt, change in derivative fair value and ceiling write-down of oil an gas properties) for the twelve months ended December 31, 2007 totaled $1.4 million. (Note: A reconciliation of net loss to EBITDA is provided in the financial tables following this commentary).
Exploration and production operations produced 1,276 million cubic feet equivalents (MMcfe) during the twelve months ended December 31, 2007, compared with 1,630 MMcfe in 2006. The following table provides information for the twelve months ended December 31, 2007 and 2006, respectively:

	For the Twelve
	Months Ended
	December 31,
	2007	2006
Production:
Natural gas (MMcf)	940.8	1,142.3
Crude oil (thousands of barrels)	55.9	81.2
Total (MMcfe)	1,276.1	1,629.5
Financial Data (thousands of dollars):
Total revenue	$9,426	$12,292
Production expenses	5,561	4,583
Production taxes	493	806
Financial Data per Unit ($ per Mcfe):
Total revenue	$7.38	$7.54
Production expenses	4.36	2.81
Production taxes	0.39	0.50
Infinity achieved oil and gas revenue of $9.4 million in the year ended December 31, 2007, compared with $12.3 million in 2006. The $2.9 million, or 23% decrease in revenue consisted of an approximate $0.2 million decrease attributable to lower average prices and a $2.7 million decrease attributable to lower oil and gas production. The decrease in average price was attributable to a 4% increase in the average natural gas price received offset by a 6% decrease in the average price received for oil in 2007, when compared with 2006. The 18% decrease in natural gas production was principally the result of natural production declines. The 31% decrease in crude oil production was partially the result of natural production declines and partly the result of a decrease in oil volumes produced by the Company in northwest Colorado as a result of the temporary cessation of production from the Wolf Mountain 15-2-7-87 well following a production equipment fire suffered on March 15, 2007. The Wolf Mountain 15-2-7-87 well was successfully returned to production on April 12, 2007.
Approximately $4.2 million in net cash was used in operating activities during the twelve months ended December 31, 2007, compared with $14.9 million in net cash provided by operating activities in the previous year (which included cash provided by discontinued operations). Net cash used in investing activities, including capital expenditures involving exploration and production activities, totaled $17 million in 2007, versus $18 million provided by investing activities (including $49.7 million of proceeds associated with the sale of discontinued operations) in the twelve months ended December 31, 2006.
Sale of Assets / Farmout
On January 7, 2008, Infinity Oil & Gas of Wyoming, Inc., a wholly owned subsidiary of the Company (“Infinity-Wyoming”), completed the sale of essentially all of its producing oil and gas properties in Colorado and Wyoming, along with 80% of its working interest in undeveloped leaseholds in Routt County, Colorado and Sweetwater County, Wyoming to Forest Oil Corporation (“Forest Oil”). In addition, on December 27, 2007, Infinity Oil and Gas of Texas, Inc., a wholly owned subsidiary of the Company (“Infinity-Texas”), entered into a Farmout and Acquisition Agreement with Forest Oil (the “Farmout Agreement”) for certain oil and gas leaseholds in Erath County, Texas. Under the agreement, Forest Oil will operate and earn a 75% interest in the spacing unit for each well in a 10-well drilling program. If Forest Oil completes the drilling program, it will earn a 50% interest in the approximate 25,000 remaining undeveloped net acres and existing Erath County infrastructure owned by Infinity-Texas. Drilling under the Farmout Agreement is to begin no later than May 1, 2008, and the Company expects to see benefits from the farmout arrangement during the third and fourth quarters of 2008.
Second Forbearance Agreement
On March 27, 2008, the Company entered into a Second Forbearance Agreement under the loan agreement among the Company, Infinity-Texas, Infinity-Wyoming and Amegy Bank N.A. (“Amegy”). The borrowing base under the loan agreement was reduced to $3.8 million, with a resulting borrowing base deficiency of $7.1 million (the “Deficiency”). The Deficiency is required to be cured by May 31, 2008 through the sale of assets, refinancing of the loan or some other means of raising capital. The Second Forbearance Agreement relates to various existing defaults and provides that Amegy will waive and forebear from exercising any remedies with respect to the existing defaults through May 31, 2008. The agreement gives Amegy the right to require Infinity to proceed with the sale and marketing of the oil and gas properties and leasehold interests held by Infinity-Texas.
These matters, as wells as other risk factors related to the Company’s liquidity and financial position, as further discussed in the Form 10-K, raise substantial doubt as to the Company’s ability to continue as a going concern.
Business Strategy
The Company’s principal objective is to create stockholder value through the execution of its business strategy. The Company will seek to: (i) continue to operate its producing properties in the Fort Worth Basin; (ii) benefit from the anticipated drilling and completion activities of Forest Oil under the Farmout Agreement; (iii) potentially seek additional farmout opportunities with respect to the Company’s remaining undeveloped acreage in the Fort Worth, Green River and Piceance Basins of the continental United States; and (iv) consummate the necessary ratifications of the Nicaraguan concessions and commence the geological and geophysical exploration of the concessions, while also seeking joint venture or working interest partners.
          The Company intends to finance its business strategies through employment of working capital, cash flow from operations, net proceeds from asset sales, and/or through external financing, which may include debt and/or equity capital raised in public and/or private offerings. Essentially all of the Company’s assets serve as collateral under its credit facility, and as such, any disposition of material assets would require the approval of the Company’s lender and may require stockholder approval. The Company may be unable to sell its assets or obtain financing on acceptable terms, or at all.

Management Comments
“The past twelve months have witnessed a transformation in Infinity’s operations, as reflected in the sale of our producing oil and gas properties in Colorado and Wyoming; our entry into a farmout agreement with Forest Oil involving our Barnett Shale acreage in Texas; and significant changes in our operating philosophy under the direction of the Company’s Chief Operating Officer, Dr. Renato Bertani,” stated Stanton E. Ross, Chief Executive Officer of Infinity Energy Resources, Inc. “The sale of our producing properties in Colorado and Wyoming to Forest Oil allowed Infinity to significantly reduce its outstanding debt, and we kept 100% of our exploratory properties in the Piceance Basin and LaBarge areas in the Rocky Mountains and a 20% working interest in any future wells that Forest Oil drills in the Sand Wash Basin. Meanwhile, we are working closely with Amegy to financially reposition the Company in accordance with our business strategy and strategic focus upon oil and gas development activities in Texas and offshore Nicaragua.”
“We are excited to be working with Forest Oil in a farmout relationship involving certain of our oil and gas leases in Erath County, Texas,” observed Dr. Renato Bertani, Chief Operating Officer of the Company. “Initially, Forest intends to complete one Barnett Shale well that we drilled earlier, and then proceed with the rest of the drilling program. Forest has enjoyed notable success in the Barnett Shale, and the farmout provides an opportunity for Infinity shareholders to benefit from Forest’s operational experience in this regard.”
“I am pleased to report further progress involving our 1.4 million-acre oil and gas concession offshore Nicaragua, which we continue to believe has ‘world-class’ potential and could be the Company’s most valuable asset,” added Ross. “We are seeking to clarify certain issues and obtain ratification of our concessions and exploration contract on a timely basis. Since the beginning of 2008, we have met on a variety of occasions with top federal officials, including President Ortega, and regional government councils, on this matter. We look forward to the achievement of this critical ratification milestone, so that we can proceed with our exploration activities, including initial environmental and seismic work.”
Conference Call and Webcast
Shareholders and other interested parties may participate in the conference call by dialing 800-860-2442 (international/local participants dial 412-858-4600) and ask for participation on the “Infinity Energy Resources Conference Call” a few minutes before 11:00 a.m. EDT on April 1, 2008. The call will also be broadcast live on the Internet at
http://www.videonewswire.com/event.asp?id=47079.
A replay of the conference call will be available one hour after completion of the conference call from April 1, 2008 until 5:00 pm EDT June 1, 2008 by dialing 877- 344-7529 (international/local participants dial 412-317-0088) and entering the conference ID 417979.

The call will also be archived on the Internet through July 1, 2008, at http://www.videonewswire.com/event.asp?id=47079 and on the Company’s website at www.infinity-res.com.
About Infinity Energy Resources, Inc.
Infinity Energy Resources, Inc. is an independent energy company engaged in the exploration, development and production of natural gas and oil in Texas and the Rocky Mountain region of the United States. The Company also has a 1.4 million-acre oil and gas concession offshore Nicaragua in the Caribbean Sea.
The Company is headquartered in Denver, Colorado and its common stock is listed on the NASDAQ Global Market under the symbol “IFNY”. For more information on Infinity Energy Resources, Inc., please visit the following link:
http://www.b2i.us/irpass.asp?BzID=1253&to=ea&s=0 .
Forward-Looking Statement
This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Forward-looking statements in this press release include the Company’s ability to repay the $7.1 million borrowing base deficiency under the Amegy loan agreement, its ability to negotiate successfully with Amegy with respect to ongoing liquidity issues, the ability of the Company to sell assets or obtain financing on acceptable terms, the ability of the Company to finance and execute its business strategy, the ability of the Company to continue as a going concern, the success of the farmout with Forest Oil, the success of the Company’s efforts to seek ratification of its Nicaraguan concessions/contracts and plans to move forward with exploration in Nicaragua. Factors that could cause or contribute to such differences include, but are not limited to, operating risks, delays and problems, the availability of drilling rigs and services on acceptable terms, the results of drilling and completions, changes in the prices of oil and gas, unexpected negative geological variances, governmental uncertainties in Nicaragua, increases in interest rates, actions by other creditors with respect to debt obligations, liquidity and capital requirements, the unavailability of capital on acceptable terms, and other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and in the Company’s periodic report filings with the Securities and Exchange Commission.
For additional information, please contact:
Stanton E. Ross, President/CEO at (720) 932-7800
(Financial Highlights Follow)

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31,
	2007	2006
	(in thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$741	$872
Accounts receivable	1,164	1,511
Prepaid expenses and other	104	719
Prepaid severance taxes	675	609

Total current assets	2,684	3,711

Oil and gas properties, using full cost accounting, net of accumulated depreciation, depletion, amortization and ceiling write-down
Proved	21,429	24,581
Unproved	17,097	26,803
Other assets, net	1,090	1,209

Total assets	$42,300	$56,304

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Note payable and current portion of long-term debt	$22,000	$48
Accounts payable	5,472	7,832
Accrued liabilities	4,973	2,775
Current portion of asset retirement obligations	423	466

Total current liabilities	32,868	11,121

Long-term liabilities
Production taxes payable and other liabilities	426	535
Asset retirement obligations, less current portion	1,087	1,136
Derivative liabilities	194	5,895

Total liabilities	34,575	18,687

Commitments and contingencies (Note 9)

Stockholders’ equity
Preferred stock, par value $.0001, authorized 10,000,000 shares, issued and outstanding 0 (2007) and 0 (2006) shares	—	—
Common stock, par value $.0001, authorized 75,000,000 shares, issued and outstanding 17,871,157 (2007) and 17,866,157 (2006) shares	2	2
Additional paid-in capital	79,371	78,303
Accumulated other comprehensive income	—	118
Accumulated deficit	(71,648)	(40,806)

Total stockholders’ equity	7,725	37,617

Total liabilities and stockholders’ equity	$42,300	$56,304

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	For the Years Ended
	December 31,
	2007	2006
	(in thousands, except per share data)
Revenue
Oil and gas sales	$9,426	$12,292

Operating expenses
Oil and gas production expenses	5,561	4,583
Oil and gas production taxes	493	806
General and administrative expenses	3,479	3,619
Depreciation, depletion, amortization and accretion	5,584	7,936
Ceiling write-down of oil and gas properties	27,350	37,800

	42,467	54,744

Operating loss	(33,041)	(42,452)

Other income (expense)
Financing costs
Interest expense	(1,159)	(3,147)
Amortization of loan discount and costs	(516)	(1,290)
Early extinguishment of debt	—	(27,161)
Change in derivative fair value	3,795	14,727
Other	(20)	535

Total other income (expense)	2,100	(16,336)

Net loss from continuing operations	(30,941)	(58,788)

Income from discontinued operations	—	12,750
Gain on sale of discontinued operations, net of tax	99	33,351

Net loss	$(30,842)	$(12,687)

Basic and diluted net loss per share
Net loss from continuing operations	$(1.73)	$(3.90)
Income from discontinued operations	—	0.85
Gain on sale of discontinued operations	—	2.21

Net loss	$(1.73)	$(0.84)

Weighted average shares outstanding (basic and diluted)	17,871	15,085

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,
	2007	2006
	(in thousands)
Cash flows from operating activities
Net loss	$(30,842)	$(12,687)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation, depletion, amortization, accretion and ceiling write-down	32,934	47,091
Amortization of loan discount and costs	516	1,290
Non-cash early extinguishment of loan cost	—	27,161
Current interest expense settled by stock issuance, net of amounts capitalized	—	1,079
Interest expense added to principal	—	1,357
Non-cash stock-based compensation expense	1,068	717
Change in fair value of derivative liabilities	(5,701)	(14,727)
Gain from sale of discontinued operations	(99)	(33,851)
(Gain) loss on sale of other assets	—	(255)
Unrealized loss (gain) on commodity derivative instruments	2,389	(272)
Change in operating assets and liabilities
(Increase) decrease in accounts receivable	347	247
(Increase) decrease in inventories	—	(197)
(Increase) decrease in prepaid expenses and other	184	(574)
Increase (decrease) in accounts payable	(4,560)	1,046
Increase (decrease) in accrued liabilities	(444)	(2,508)

Net cash (used in ) provided by operating activities	(4,208)	14,917

Cash flows from investing activities
Capital expenditures – exploration and production	(17,109)	(25,555)
Capital expenditures – oil field services	—	(5,569)
Proceeds from sale of discontinued operations, net of transaction costs	99	49,744
Proceeds from sale of fixed assets – exploration and production and other	—	280
Proceeds from sale of fixed assets – oil field services	—	8
Increase in other assets	—	(888)

Net cash (used in) provided by investing activities	(17,010)	18,020

Cash flows from financing activities
Proceeds from borrowings on long-term debt	22,000	8,000
Proceeds from issuance of common stock	—	694
Debt and equity issuance costs	(865)	(372)
Repayment of notes payable	(48)	(329)
Repayment of long-term debt	—	(48,000)

Net cash provided by (used in) financing activities	21,087	(40,007)

Net increase (decrease) in cash and cash equivalents	(131)	(7,070)

Cash and cash equivalents
Beginning	872	7,942

Ending	$741	$872

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Non-GAAP Disclosures: Reconciliation of Net Loss From Continuing Operations to EBITDA(1)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
		(in thousands)
Net loss from continuing operations	$(14,226)	$(10,379)	$(30,941)	$(58,788)
Adjustments
Depreciation, depletion, accretion and amortization	1,352	1,856	5,584	7,936
Ceiling write-down of oil and gas properties	11,600	11,200	27,350	37,800
Non-cash stock-based compensation expense	193	216	1,068	717
Change in derivative fair value	(392)	(2,994)	(5,701)	(14,727)
Unrealized loss on commodity derivative instruments	1,224	—	2,389	—
Interest expense	692	653	1,159	3,147
Amortization of loan costs	342	83	516	1,290
Non-cash expense related to the early extinguishment of debt	—	33	—	27,161
(Gain) loss on sale of assets	—	—	—	(255)

EBITDA	$785	$669	$1,424	$4,281

(1)	In this press release, the term “EBITDA” is used. EBITDA is equivalent to earnings from continuing operations before interest, income taxes, depreciation, depletion, amortization and accretion expenses, stock-based compensation, gains and losses on the sale of assets, expense related to the early extinguishment of debt, change in derivative fair value, unrealized loss on commodity derivative instruments and ceiling write-down of oil and gas properties. Infinity’s management believes EBITDA is an important financial measurement tool that provides information about the Company’s ability to service or incur indebtedness, and pay for its capital expenditures. This information differs from measures of performance determined in accordance with generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This measure is not necessarily indicative of operating profit or cash flow from operating activities as determined under GAAP and may not be equivalent to similarly titled measures of other companies.
Selected Operating and Financial Data

	For the Three Months Ended			For the Years Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2007	2007	2006	2007	2006
Production volumes
Natural gas (MMcf)	216.6	250.9	295.7	940.8	1,142.3
Oil and condensate (MBbls)	10.6	14.8	15.2	55.9	81.2
Natural gas equivalents (MMcfe; 6:1)	280.0	339.8	386.9	1,276.1	1,629.5

Financial results (in thousands)
Total revenue	$2,334	$2,460	$2,830	$9,426	$12,292
Production expenses (1)	1,079	1,162	1,312	5,561	4,583
Production taxes	13	179	405	493	806

Financial results, per Mcfe
Total revenue	$8.34	$7.24	$7.31	$7.38	$7.54
Production expenses (1)	3.85	3.42	3.39	4.36	2.81
Production taxes	.050	.053	1.05	.39	0.50